UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2025

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Ecolab Inc. (“Ecolab” or the “Company”) is providing as an exhibit to this Current Report on Form 8-K a table (Exhibit 99.1) with supplemental unaudited reportable segment information for the years ended December 31, 2024 and December 31, 2023 reflecting international operations at the fixed currency exchange rates established by Company management at the beginning of 2025. The exhibit also reflects changes to the Company’s segment reporting structure, including the movement of certain operating segments, customers and cost allocations effective in the first quarter of 2025.

The Company’s organizational structure consists of global business unit and market-based leadership teams. The Company’s operating segments follow its commercial and product-based activities and are based on engagement in business activities, availability of discrete financial information and review of operating results by the Chief Operating Decision Maker at the identified operating segment level. Effective January 1, 2025, the Company’s former Global Industrial reportable segment was renamed Global Water and includes the Light & Heavy (previously named Water), Food & Beverage, and Paper operating segments. The Global Institutional & Specialty reportable segment continues to include the Institutional and Specialty operating segments. The Company’s former healthcare operating segment moved into the Institutional operating segment. Global Life Sciences was elevated to a standalone reportable segment. The Global Pest Elimination segment remains a standalone reportable segment. After these changes, the Company has seven operating segments.

The Company is also providing a table (Exhibit 99.2) with supplemental unaudited reportable segment information for each of the four quarters of 2024 and for the twelve months ended December 31, 2024, reflecting the changes noted above. Ecolab also will publish the attached exhibits on its website located at www.ecolab.com.

The financial information in the tables represents a supplemental presentation of certain of Ecolab’s 2024 and 2023 reportable segment information as explained in this Current Report on Form 8-K and is not intended to replace the presentation of such information in Ecolab’s Quarterly Reports on Form 10-Q filed with respect to the first, second and third quarters of 2024 and Ecolab’s Annual Reports on Form 10-K filed with respect to the fiscal years ended December 31, 2024 and December 31, 2023.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Supplemental Reportable Segment Information and Non-GAAP Reconciliation (unaudited).	Filed herewith electronically.

(99.2)	Supplemental Reportable Segment Information and Non-GAAP Reconciliation 2024 Revised Segment Data at 2025 Fixed Currency Exchange Rates (unaudited).	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: March 28, 2025	By:	/s/ Youhao Dong
Youhao Dong
Assistant Secretary

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